Exhibit 10.19
THIRD AMENDMENT TO
CONTRIBUTION AGREEMENT
     THIS THIRD AMENDMENT TO CONTRIBUTION AGREEMENT (the “Amendment”) is made and entered into as of June 21, 2010, by and among Welsh Enterprises, LLC (“Welsh Enterprises”), Welsh Holdings, LLC (“Welsh Holdings”), Welsh Ventures, LLC (“Welsh Ventures”), and Welsh Property Trust, L.P. (the “Operating Partnership”).
RECITALS
     A. Welsh Enterprises, Welsh Holdings, Welsh Ventures, and the Operating Partnership are parties to that certain Contribution Agreement dated February 24, 2010, and effective as of March 1, 2010, as amended by that certain First Amendment to Contribution Agreement dated as of May 10, 2010 and as further amended by that certain Second Amendment to Contribution Agreement dated June 3, 2010 (as amended, the “Contribution Agreement”), pursuant to which Welsh Enterprises, Welsh Holdings, and Welsh Ventures agreed to contribute their ownership interests in WelshCo, LLC (“WelshCo”), and Welsh Securities LLC (“Welsh Securities” and, collectively with WelshCo, the “Contributed Entities”) to the Operating Partnership.
     B. The parties to the Contribution Agreement desire to further amend the Contribution Agreement as set forth below.
AGREEMENT
     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree to be bound as follows:
     1. Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Contribution Agreement, unless the context shall otherwise require.
     2. Contribution Value and Earn-Out. Section 1.02(b) of the Contribution Agreement is hereby deleted in its entirety and replaced with the following:
     ”(b) Earn-Out Payment. If, at the end of the three (3) year period commencing on the first trading day of the REIT Common Stock on the New York Stock Exchange (the “First Trading Date”) and ending on the Earn-Out Determination Date (as defined below), the percentage change in the price per share of the REIT Common Stock from the First Trading Date to and including the Earn-Out Determination Date (the “Earn-Out Period”) is greater than the percentage change in the FTSE NAREIT All REIT Index (the “REIT Index”), whether such percentage change is positive, negative or zero (i.e., the REIT outperforms the REIT Index), during the Earn-Out Period by three percent (3%) (the “Earn-Out Condition”), the Contributors, collectively, shall receive a number of OP units (the “Earn-Out OP Units”) equal to $15,000,000, divided by the IPO Price (the “Earn-Out Payment”), which Earn-Out Payment will then be multiplied by the Adjustment Factor (as defined in the Operating Partnership Agreement) to determine the number of Earn-Out OP Units. The “Earn-Out Determination Date” shall be the third anniversary date of the First Trading Date (the “Third Anniversary Date”); provided, however, that if the Third Anniversary Date is not a trading day on the New York Stock Exchange, the first trading day on the New York Stock Exchange following the Third Anniversary Date shall be the “Earn-Out Determination Date. In determining whether the Earn-Out Condition has been met, the change in the price per share of the REIT Common Stock shall be adjusted to take into consideration the occurrence of any events described in the definition of Adjustment Factor.”
     3. Term of Agreement. Section 2.06 of the Contribution Agreement is hereby amended to delete the phrase “June 30, 2010” and to replace it with “July 31, 2010.”
     4. Remaining Terms. Except as expressly set forth in this Amendment, all other terms and provisions of the Contribution Agreement shall remain in full force and effect.
     5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto hereby consents to (i) the non-exclusive jurisdiction of the courts of the State of Delaware, and (ii) service of process by mail.
     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute but one agreement.
     7. Binding Effect. This Amendment shall be binding upon the parties to the Contribution Agreement, and their respective successors and permitted assigns.
     8. Third Party Beneficiaries. This Amendment shall not confer any rights or remedies upon any person or entity other than the parties to the Contribution Agreement, and their respective successors and permitted assigns.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

WELSH PROPERTY TRUST, L.P.

By:	WELSH PROPERTY TRUST, LLC
Its General Partner

By:	/s/ Scott T. Frederiksen

Name: Scott T. Frederiksen
Title: Chief Executive Officer

WELSH ENTERPRISES, LLC

By:	/s/ Scott T. Frederiksen

Name: Scott T. Frederiksen
Title: President

WELSH HOLDINGS, LLC

By:	/s/ Dennis J. Doyle

Name: Dennis J. Doyle
Title: Chief Manager

WELSH VENTURES, LLC

By:	/s/ Jean Kane

Name: Jean Kane
Title: Chief Manager